EXHIBIT 10.5

THIRD AMENDMENT

THIS THIRD AMENDMENT dated as of December 11, 2013 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of May 25, 2012 (as previously amended, the "Credit Agreement") among Nu Skin Enterprises, Inc. (the "Company"), various financial institutions (the "Lenders") and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent").  Capitalized terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and
WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:
            SECTION 1  Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 3, the definition of "EBITDA" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:
EBITDA means, with respect to any period, the sum of (i) Consolidated Net Income for such period without giving effect to extraordinary gains and losses, gains and losses resulting from changes in GAAP or one-time non-recurring income and expenses resulting from acquisitions, plus (ii) to the extent deducted in the calculation of Consolidated Net Income, the amount of all interest expense, depreciation expense, amortization expense, income tax expense and non-cash stock-based compensation expense; provided that EBITDA will include or exclude, as applicable, acquisitions and divestitures of Restricted Subsidiaries or other business units on a pro forma basis as if such acquisitions or divestitures occurred on the first day of the applicable period.
SECTION 2                          Warranties.  The Company represents and warrants to the Administrative Agent and the Lenders that (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date (except to the extent any such warranty expressly relates to a specific earlier date, in which case such warranty was true and correct in all material respects as of such earlier date), (b) after giving effect to this amendment, no Event of Default or Unmatured Event of Default exists and (c) the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3                                          Effectiveness.  The amendment set forth in Section 1 above shall become effective on the date (the "Effective Date") when the Administrative Agent has received (i) counterparts of this Amendment executed by the Company and the Required Lenders and (ii) a fully executed and effective amendment to the Senior Note Purchase Agreement and any other Material Credit Facility (if any) which provides for an amendment thereto which is substantially identical to the amendment provided herein; provided that no such amendment need be provided for any Material Credit Facility if similar language is already included in such other Material Credit Facility.

SECTION 4                          Miscellaneous.
4.1            Continuing Effectiveness, etc.  As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.
4.2            Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.  Delivery to the Administrative Agent of a counterpart hereof, or a signature page hereto, by facsimile or by email in .pdf or similar format shall be effective as an original, manually-signed counterpart.
4.3            Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of New York, without regard to conflict of laws principles.
4.4            Successors and Assigns.  This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

Delivered as of the day and year first above written.
NU SKIN ENTERPRISES, INC.
By /s/ Brian Lords
Title Treasurer
JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By /s/ Illegible
Title Authorized Officer